Exhibit 10.2

LifeScan, Inc. 1000 Gibraltar Drive, Milpitas, CA 95035-6312 Tel: 408-956-4900 Fax: 408-956-4966 www.LifeScan.com
Eric P. Milledge
Company Group Chairman
March 31, 2004
Denis Hanley
Director, Universal Biosensors
RMB 5512 Coachwood Road
Matcham NSW 2250
Australia

Dear Denis,
I am writing to you today to propose amending our current Development and Research Agreement. This amendment will be effective as of First day of April, 2004 and amends the Development and Research Agreement (“Agreement”) entered into the 1st day of April, 2002 by and between Universal Biosensors, Inc., a Delaware corporation having a principal place of business at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (“Universal Biosensors”) and LifeScan Inc., a California corporation having its principal place of business at 1000 Gibraltar Drive, Milpitas, California 95035 (“LifeScan”). LifeScan and Universal Biosensors are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
In consideration for the covenants and undertakings set forth herein and in the Agreement, the Parties hereby agree:
LifeScan has fully satisfied all of its obligations under the Agreement, including, without limitation, its payment obligations under Article 4 of the Agreement.
Article 1.11 is hereby deleted in its entirety and replaced by the following Article:
1.11 “Term” means a period beginning on April 1st 2002 and extending to through December 31, 2004 unless extended or sooner terminated by the Parties in accordance with the provisions of this Agreement.
In the first sentence of Article 2.5, thirty (30) days is hereby replaced with ninety (90) days.

Articles 4.1 and 4.2 are hereby deleted in their entirety and replaced by the following Articles:
4.1 In consideration for the rights, licenses and options granted herein to LifeScan and for extending the term for the period set forth in Article 1.11, LifeScan shall, during the remaining term of this Agreement, pay Universal Biosensors
a.	Six hundred and twenty-five thousand dollars Australian ($625,000) payable on or before April 15, 2004.

b.	Six hundred and twenty-five thousand dollars Australian ($625,000) payable on or before July 1, 2004.

c.	Six hundred and twenty-five thousand dollars Australian ($625,000) payable on or before October 1, 2004.
4.2 Any payments due during the remaining term of this Agreement shall be payable to Universal Biosensors in Australian dollars by wire transfer.
The Parties agree that all other provisions in the Agreement remain effective for the duration of the new Term of the Agreement.
In witness whereof, LifeScan and Universal Biosensors have caused these present to be signed.

LifeScan, Inc.		Universal Biosensors

By:	/s/ Eric P. Milledge	By:	/s/ Denis Hanley

Name:	Eric P. Milledge	Name:	Denis Hanley
Title:	Company Group Chairman	Title:	Director

LifeScan, Inc. 1000 Gibraltar Drive, Milpicas, CA 95035-6312 Tel: 408-263-9789 Fax: 408-946-6070 www.LifeScan.com
December 8, 2004
Denis Hanley
Director, Universal Biosensors
RMB 5512 Coachwood Road
Matcham NSW 2250
Australia

Re:	Development and Research Agreement, Dated April 1, 2002 and Amended March 31, 2004
Dear Denis,
In consideration for product and process testing activities associated with the Gemini Project in the months of November and December, 2004 which have exceeded the scope of our Development and Research Agreement, LifeScan hereby agrees to pay Universal Biosensors two hundred thousand dollars U.S. ($200,000) on or before December 31, 2004.
In witness whereof, LifeScan and Universal Biosensors have caused these present to be signed.

LifeScan, Inc.		Universal Biosensors

By:	/s/ John E. Klopp	By:	/s/ Denis Hanley

Name:	John E. Klopp	Name:	Denis Hanley
Title:	Vice President Worldwide Business Development	Title:	Director

LifeScan, Inc. 1000 Gibraltar Drive, Milpitas, CA 95035-6312 Tel: 408-263-9789 Fax: 408-946-6070 www.LifeScan.com
December 21, 2004
Denis Hanley
Director, Universal Biosensors
RMB 5512 Coachwood Road
Matcham NSW 2250
Australia
Dear Denis,
I am writing to you today to propose extending our current Development and Research Agreement. This extension will be effective as of First day of January, 2005 and amends the Development and Research Agreement (“Agreement”) entered into on the 1st day of April, 2002 and amended on the 31st day of March, 2004 by and between Universal Biosensors, Inc., a Delaware corporation having a principal place of business at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (“Universal Biosensors”) and LifeScan Inc., a California corporation having its principal place of business at 1000 Gibraltar Drive, Milpitas, California 95035 (“LifeScan”). LifeScan and Universal Biosensors are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
In consideration for the covenants and undertakings set forth herein and in the Agreement, the Parties hereby agree:
LifeScan has fully satisfied all of its obligations under the Agreement, including, without limitation, its payment obligations under Article 4 of the Agreement.
Article 1.11 is hereby deleted in its entirety and replaced by the following Article:
1.11 “Term” means a period beginning on April 1st 2002 and extending through December 31, 2005 unless extended or sooner terminated by the Parties in accordance with the provisions of this Agreement.

Articles 4.1 and 4.2 are hereby deleted in their entirety and replaced by the following Articles:
4.1 In consideration for the rights, licenses and options granted herein to LifeScan and for extending the term for the period set forth in Article 1.11, LifeScan shall, during the remaining term of this Agreement, pay Universal Biosensors
a.	Seven hundred and thirty thousand dollars Australian ($730,000) payable on or before January 15, 2005.

b.	Seven hundred and fifty-five thousand dollars Australian ($755,000) payable on or before April 1, 2005.

c.	Six hundred and twenty-five thousand dollars Australian ($625,000) payable on or before July 1, 2005.

d.	Six hundred and twenty-five thousand dollars Australian ($625,000) payable on or before October 1, 2005.
4.2 Any payments due during the remaining term of this Agreement shall be payable to Universal Biosensors in Australian dollars by wire transfer.
The Parties agree that all other provisions in the Agreement remain effective for the duration of the new Term of the Agreement.
In witness whereof, LifeScan and Universal Biosensors have caused these present to be signed.

LifeScan, Inc.		Universal Biosensors

By:	/s/ Eric P. Milledge	By:	/s/ Denis Hanley

Name:	Eric P. Milledge	Name:	Denis Hanley
Title:	Company Group Chairman	Title:	Director

LifeScan, Inc. 1000 Gibraltar Drive, Milpitas, CA 95035-6312 Tel: 408-263-9789 Fax: 408-946-6070 www.LifeScan.com
December 7, 2005
Andrew Denver
Chairman
Universal Biosensors Inc
27, Woodville Ave
Wahroonga NSW 2076
Australia
Dear Andrew,
I am writing to you to propose amending our current Development and Research Agreement.
This amendment will be effective as of the date of signing and amends the Development & Research Agreement (“Agreement”) entered on or about 1 April, 2002 and amended on March 31, 2004 and December 21, 2004 by and between Universal Biosensors, Inc. a Delaware corporation having a principal place of business at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (“Universal Biosensors”) and LifeScan Inc., a California corporation having its principal place of business at 1000 Gibraltar Drive, Milpitas, California 95035 (“LifeScan”). LifeScan and Universal Biosensors are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
In consideration for the covenants and undertakings set forth herein and in the Agreement, the Parties hereby agree:-
Article 1.5 is hereby deleted in its entirety and replaced by the following Section:
     1.5 “LIFESCAN’s Fields means:
a)	the measurement of analytes for purposes of diagnosing, managing, monitoring, prognosticating, treating or curing diabetes; and

b)	the measurement of glucose in humans for any other purpose, including, without limitation, tight glycemic control.
Article 1.11 is hereby deleted in its entirety and replaced by the following Section:
     1.11 “Term” means a period or periods set forth in Article 8.1
Article 2.5 is deleted in its entirety and replaced by the following Section:

2.5	Promptly at the end of the Term, UNIVERSAL BIOSENSORS shall transfer to LIFESCAN all Joint Know-How existing as at the end of the Term. Such information shall include, without limitation, copies of all relevant data, drawings, notebooks and samples. In addition, UNIVERSAL BIOSENSORS shall offer to LIFESCAN such consultation with UNIVERSAL BIOSENSORS employees as may be reasonably necessary to permit LIFESCAN and its agents to continue work on the Program. After termination of the Agreement, such consultation shall be at LIFESCAN’s cost.
Article 4.1 is deleted in its entirety and replaced by the following Section:
4.1	In consideration for the rights, licenses, and options granted herein to LIFESCAN, LIFESCAN shall make payments to UNIVERSAL BIONSENSORS in accordance with the provisions of Exhibit D.
Article 4.2 is deleted in its entirety and replaced by the following Article:
4.2	Any payments due during the Term of this Agreement shall be payable to Universal Biosensors in United States dollars by wire transfer.
Article 8.1 is deleted in its entirety and replaced by the following Section:
8.1	Subject to Section 9.1, this Agreement shall be effective for an initial term commencing on the Effective Date until December 31st, 2006. After December 31st, 2006, this Agreement shall automatically renew for successive one (1) year periods on the same terms and conditions of this Agreement, unless either party has given to the other party prior written notice of termination not less than 9 months prior to the end of the relevant one year period, in which case the Agreement will terminate at the end of the relevant one year period.

8.2	Notwithstanding anything to the contrary in Article 8.1, if either party to this Agreement materially defaults or materially breaches the terms of this Agreement other than by reason of force majeure, the other party shall have the right to terminate this Agreement by giving written notice to that effect to the defaulting party thirty (30) days in advance of the date of termination specified in the notice. However, if the default or breach is corrected or made good by the party receiving notice within thirty (30) days after the notice of termination has been received, this Agreement shall be canceled but shall remain in full force and effect.
The Parties agree that all other provisions in the Agreement remain effective.

In witness whereof, LifeScan and Universal Biosensors have caused these present to be signed.
AGREED AND ACCEPTED TO:

UNIVERSAL BIOSENSORS INC		LIFESCAN, INC.

By:	/s/ Andrew Denver	By:	/s/ Eric P. Milledge

Name:	Andrew Denver	Name:	Eric P. Milledge
Title:	Chairman	Title:	Company Group Chairman
Date:	Jan 9 2006	Date:	01/04/06

EXHIBIT D
In consideration for the rights, licenses, and options granted herein to LIFESCAN, from January 1, 2006 LIFESCAN shall make payments to UNIVERSAL BIOSENSORS of five hundred thousand DOLLARS US (US $500,000.00) within thirty (30) days of the beginning of each calendar quarter during the Term. Any payments due hereunder shall be payable to UNIVERSAL BIOSENSORS in United States Dollars by wire transfer.

Exhibit 10.2
DEVELOPMENT AND RESEARCH AGREEMENT
     THIS DEVELOPMENT AND RESEARCH AGREEMENT (the “Agreement”) is made and entered into this 1st day of April, 2002 (the “Effective Date”) by and between Universal Biosensors, a Delaware corporation having a principal place of business at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (“UNIVERSAL BIOSENSORS”) and LifeScan, Inc., a California corporation having its principal place of business at 1000 Gibraltar Drive, Milpitas, California 950935 (“LIFESCAN”). LIFESCAN and UNIVERSAL BIOSENSORS are sometimes referred to herein individually as a “PARTY” and collectively as the “PARTIES.”
WITNESSETH
     WHEREAS, UNIVERSAL BIOSENSORS has the expertise and will have the facilities to conduct research programs relating to a variety of fields; and
     WHEREAS, LIFESCAN desires to fund a portion of the research to be conducted by UNIVERSAL BIOSENSORS;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree to the following:
Article 1. Definitions.
     As used herein, the following terms shall be defined as follows:
     1.1 “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with a party to the Agreement. “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

     1.2 “Development” means a modification of a component, device, material, or process.
     1.3 “Field” means a field-of-use.
     1.4 “Joint Know-How” means all information, technology, and Developments developed jointly by, or at the joint instruction of, employees or agents of both of the Parties in the course of carrying out the Program including, without limitation, ideas, techniques, processes, practices, trade secrets, methods, knowledge, know-how, skill, expertise, test data and results, analytical and quality control data, results or descriptions, devices, delivery systems, compounds, compositions of matter, and materials and all improvements thereto.
     1.5 “LIFESCAN Field” means: a.) measurement of analytes for purposes of diagnosing, managing, monitoring, prognosticating, treating, or curing diabetes: b.) measurement of blood coagulation; and c.) measurement for purposes of diagnosing, managing, monitoring, prognosticating, treating, or curing blood coagulopathies, excluding the measurement of total hemoglobin.
     1.6 “LIFESCAN’s Acquired Know-How” means all know-how, data, and information acquired from USF Filtration and Separations Group Inc. (“FSG”) by LIFESCAN and related to the LIFESCAN Acquired Patents.
     1.7 “LIFESCAN’s Acquired Patents” means those applications and patents acquired by LIFESCAN from FSG and identified on Exhibit A attached hereto and made a part hereof.
     1.8 “Program” means research conducted by UNIVERSAL BIOSENSORS in the LIFESCAN Field jointly with, or as directed by, LIFESCAN in the areas set forth on Exhibit B attached hereto and made a part hereof.

     1.9 “UNIVERSAL BIOSENSORS’ Fields” means all Fields outside of LIFESCAN’s Field.
     1.10 “UNIVERSAL BIOSENSORS’ Know-How” means all information, technology and Developments developed solely by, or at the sole instruction, of an employee or agent of UNIVERSAL BIOSENSORS in the course of the Program including, without limitation, ideas, techniques, processes, practices, trade secrets, methods, knowledge, know-how, skill, expertise, test data and results, analytical and quality control data, results or descriptions, devices, delivery systems, compounds, compositions of matter, and materials and all improvements thereto.
     1.11 “Term” means a period beginning on the Effective Date and extending for a period of two (2) years unless extended or sooner terminated by the Parties in accordance with Article 8.
Article 2. Program.
     2.1 During the Term, UNIVERSAL BIOSENSORS shall use its best efforts to perform the Program and any other areas mutually agreed upon by the Parties.
a.)	Details of the work to be carried out in each of the areas set forth on Exhibit B shall be mutually agreed upon in writing by the Parties.

b.)	UNIVERSAL BIOSENSORS shall furnish to LIFESCAN written calendar quarterly reports disclosing the progress of the Program, data and summaries of research findings, Joint Know-How and UNIVERSAL BIOSENSORS Know-How conceived or reduced to practice during the subject quarter, and goals and objectives for the subsequent quarter.

c.)	LIFESCAN shall have reasonable access to any UNIVERSAL BIOSENSORS’ facilities involved in work on the Program and, in addition, UNIVERSAL BIOSENSORS shall provide to LIFESCAN such information regarding the results of the Program as LIFESCAN may reasonably request to enable LIFESCAN to enjoy the rights granted herein pursuant to Article 3.

d.)	UNIVERSAL BIOSENSORS will manage the Program in consultation with LIFESCAN and any substantial modifications to the Program will be subject to the written approval of LIFESCAN.
     2.2 Supervision of the Program shall be provided by a steering committee (the “Steering Committee”) that consists of two persons appointed by each party and the Vice President of R & D of LIFESCAN, who will be the chairperson of the Steering Committee. The Steering Committee shall meet about every three (3) months at mutually agreed locations, by video conference, or as otherwise mutually agreed to by the parties.
     2.3 The Parties anticipate that work on the Program will be performed at UNIVERSAL BIOSENSORS’ facility in Melbourne, Australia.
     2.4 UNIVERSAL BIOSENSORS shall assist LIFESCAN:
a.)	as is reasonably necessary in obtaining regulatory approvals in any country in which LIFESCAN desires to sell a product that is developed, or any portion of which is developed, in the course of carrying out the Program; and

b.)	as is deemed necessary by LIFESCAN’s patent attorneys in filing, prosecuting, maintaining, and defending LIFESCAN’s Acquired Patents.
During the Term, such assistance shall be at no cost to LIFESCAN except for the costs of travel and accommodations for travel requested by LIFESCAN. After expiration or termination of the Agreement, such assistance shall be at LIFESCAN’s cost.
     2.5 If the Term extends beyond two (2) years from the Effective Date, then notwithstanding any other term of this Agreement, LIFESCAN shall have the option, in its sole and absolute discretion, to terminate UNIVERSAL BIOSENSORS’ responsibility for performing work on the Program at any time by providing written notice to UNIVERSAL BIOSENSORS. UNIVERSAL BIOSENSORS’ responsibility for performing work on the Program, and LIFESCAN’s responsibility for funding such work, shall terminate thirty (30) days after such notice. Promptly after the end of the Term either if it extends only for two (2) years after the Effective Date or if the Term extends beyond that two (2) years and is terminated on thirty (30) days notice as provided in this Section 2.5, UNIVERSAL BIOSENSORS shall transfer to LIFESCAN all Joint Know-How existing as of the end of the Term. Such information shall include, without limitation, copies of all relevant data, drawings, notebooks, and samples. In addition, UNIVERSAL BIOSENSORS shall offer to LIFESCAN such consultation with UNIVERSAL BIOSENSORS employees as may be reasonably necessary to permit LIFESCAN and its agents to continue work on the Program. Such consultation shall be at no cost to LIFESCAN except for costs of necessary travel and accommodations for UNIVERSAL BIOSENSORS’ employees.
     2.6 As to the Joint Know-How, the parties agree as follows:
a.)	LIFESCAN will, at LIFESCAN’s sole discretion, accept liaison and financial responsibility for:

(i.) preparation by a patent attorney in independent practice nominated by LIFESCAN and approved by UNIVERSAL BIOSENSORS of a patent application or applications on the patentable aspects of the Joint Know-How;

(ii.) filing upon execution by the inventors of such application or applications at least in the those countries listed on Exhibit C (the “Jurisdictions”) attached hereto and made a part hereof provided that UNIVERSAL BIOSENSORS may elect, at its own expense, to file the application or applications in additional countries; and

(iii.) prosecution by the attorney of the application or applications to allowance or to the point of necessary appeal from a final rejection by an examiner in the Jurisdictions.

b.)	Except as may be later separately agreed upon by the parties in writing, LIFESCAN does not accept responsibility for:

(i.) filing or prosecution of any appeal from a final rejection by an examiner in any of the Jurisdictions of any patent application; or

(ii.) the conduct of any interference in which an application or patent may become involved.

c.)	LIFESCAN will furnish UNIVERSAL BIOSENSORS copies of;

(i.) any applications filed pursuant to paragraph 2.6 a.)(ii.);

(ii.) any substantive office actions received from any of the Jurisdictions, pertaining to the applications filed pursuant to paragraph 2.6a.)(ii.); and

(iii.) any substantive responses to office actions filed pursuant to subparagraph 2.6a.)(iii.).

d.)	UNIVERSAL BIOSENSORS shall assist, as is deemed necessary by LIFESCAN, in preparing, filing, and prosecuting the applications filed pursuant to this Section 2.6 and maintaining and defending the patents issuing therefrom. During the Term, such assistance shall be at no cost to LIFESCAN except for the costs of travel and accommodations for travel requested by LIFESCAN. After expiration or termination of the Agreement, such assistance shall be at LIFESCAN’s cost.

e.)	In the event that LIFESCAN elects not to proceed with the filing or prosecution of any application under this Section 2.6,

UNIVERSAL BIOSENSORS shall have the right at any time thereafter and by written notice to LIFESCAN to assume and continue at its own expense for, as applicable, any or all of filing, prosecution, appealing or conducting any interference of the application. Upon receipt by LIFESCAN of such notice, LIFESCAN shall:

(i.) be relieved of all further financial and other responsibility in respect to the application;

(ii.) shall have no further rights thereto in all countries for which UNIVERSAL BIOSENSORS has assumed the payments;

(iii.) shall enter into such assignments or other reasonably necessary documents in respect thereto in all countries for which UNIVERSAL BIOSENSORS assumes financial responsibility so as to properly vest ownership and the right to prosecute the application in UNIVERSAL BIOSENSORS or its nominee; and

(iv.) shall provide to UNIVERSAL BIOSENSORS the file history of the application in LIFESCAN’s possession.

f.)	Upon issuance of any patents resulting from applications filed pursuant to paragraph 2.6a.)(ii.), LIFESCAN will accept responsibility for payment of maintenance fees for the jurisdictions and other countries elected by LIFESCAN. However, LIFESCAN shall have the right at any time to discontinue the payment of any or all maintenance fees in any or all such countries. In the event LIFESCAN discontinues such maintenance payments, UNIVERSAL BIOSENSORS may, at its option and by written notice to LIFESCAN, maintain the patent at its own expense and license it to third parties. Upon receipt by LIFESCAN of such notice, LIFESCAN;

(i.) shall be relieved of all further financial and other responsibility in respect to the patent at issue;

(ii.) shall have no further rights thereto in all countries for which UNIVERSAL BIOSENSORS has assumed the payments;

(iii.) shall enter into assignments or other reasonably necessary documents in respect thereto in all countries for which UNIVERSAL BISOSENSORS assumes financial responsibility so as to properly vest ownership and the right to maintain the patent in UNIVERSAL BIOSENSORS or its nominee; and

(iv.) shall provide to UNIVERSAL BIOSENSORS the file histories of the patent in LIFESCAN’s possession.
     2.7 As to the UNIVERSAL BIOSENSORS Know-How, the parties agree as follows:
a.)	LIFESCAN will, at LIFESCAN’s sole discretion, accept liaison and financial responsibility for:

(i.) preparation by a patent attorney in independent practice nominated by LIFESCAN and approved by UNIVERSAL BIOSENSORS of a patent application or applications, on the patentable aspects of the UNIVERSAL BIOSENSORS Know-How, that is directed to subject matter within the LIFESCAN Field or filed as a continuation or continuation-in-part of one or more of

LIFESCAN’s Acquired Patents and is directed to subject matter within the LIFESCAN Field and;
(ii.) filing upon execution by the inventors of such application or applications at least in the Jurisdictions, provided that UNIVERSAL BIOSENSORS may elect, at its own expense, to file the application or applications in additional countries; and

(iii.) prosecution by the attorney of the application or applications to allowance or to the point of necessary appeal from a final rejection by an examiner in the Jurisdictions.

b.)	Except as may be later separately agreed upon by the parties in writing, LIFESCAN does not accept responsibility for:

(i.) filing or prosecution of any appeal from a final rejection by an examiner in any of the Jurisdictions of any patent application; or

(ii.) the conduct of any interference in which an application or applications may become involved.

c.)	LIFESCAN will furnish UNIVERSAL BIOSENSORS copies of;

(i.) any applications filed pursuant to paragraph 2.7 a.)(ii.);

(ii.) any substantive office actions received from any of the Jurisdictions, pertaining to the applications filed pursuant to paragraph 2.7a.)(ii.); and

(iii.) any substantive responses to office actions filed pursuant to subparagraph 2.7a.)(iii.).

d.)	UNIVERSAL BIOSENSORS shall assist, as is deemed necessary by LIFESCAN, in preparing, filing, and prosecuting the applications filed pursuant to this Section 2.7 and maintaining and defending the patents issuing therefrom. During the Term, such assistance shall be at no cost to LIFESCAN except for the costs of travel and accommodations for travel requested by LIFESCAN. After expiration or termination of the Agreement, such assistance shall be at LIFESCAN’s cost.
e.)	In the event that LIFESCAN elects not to proceed with the filing or prosecution of any application under this Section 2.7, respectively, UNIVERSAL BIOSENSORS shall have the right at any time thereafter and by written notice to LIFESCAN to assume and continue at its own expense filing, prosecution, or both of the application. Upon receipt by LIFESCAN of such notice, LIFESCAN:

(i.) shall be relieved of all further financial and other responsibility in respect to the application;

(ii.) shall have no further rights thereto in all countries for which UNIVERSAL BIOSENSORS has assumed the payments;

(iii.) shall enter into such assignments or other reasonably necessary documents in respect thereto in all countries for which UNIVERSAL BIOSENSORS assumes financial responsibility so as to properly vest ownership and the right to prosecute the application in UNIVERSAL BIOSENSORS or its nominee; and

(iv.) shall provide to UNIVERSAL BIOSENSORS the file histories of the application in LIFESCAN’s possession.

f.)	Upon issuance of any patents resulting from applications filed pursuant to paragraph 2.7a.)(ii.), LIFESCAN will accept responsibility for payment of maintenance fees for the jurisdictions and all other countries elected by LIFESCAN. However, LIFESCAN shall have the right at any time to discontinue the payment of any or all maintenance fees in any or all such countries. In the event LIFESCAN discontinues such maintenance payments, UNIVERSAL BIOSENSORS may, at its option and by written notice to LIFESCAN, maintain the patent at its own expense and license it to third parties. Upon receipt by LIFESCAN of such notice, LIFESCAN:

(i.) shall be relieved of all further financial and other responsibility in respect to the patent at issue;

(ii.) shall have no further rights thereto in all countries for which UNIVERSAL BIOSENSORS has assumed the payments;

(iii.) shall enter into such assignments or other reasonably necessary documents in respect thereto in all countries for which UNIVERSAL assumes financial responsibility so as to properly vest ownership and the right to maintain the patent in UNIVERSAL BIOSENSORS or its nominee; and

(iv.) shall provide to UNIVERSAL BIOSENSORS the file histories of the patent in LIFESCAN’s possession.
Article 3. Rights; Licenses; Options.

     3.1 All right, title and interest in and to the Joint-Know-How shall be owned solely by LIFESCAN.
     3.2 LIFESCAN hereby grants to UNIVERSAL BIOSENSORS and UNIVERSAL BIOSENSORS accepts a perpetual, royalty-free, paid-up, exclusive, worldwide right and license, with the right to sublicense, in UNIVERSAL BIOSENSORS’ Fields to make, have made, use, and sell under and otherwise exploit in any way the Joint Know-How and all patent applications directed to the Joint Know-How and patents issuing therefrom.
     3.3 All right, title, and interest in and to UNIVERSAL BIOSENSORS Know-How shall be owned by UNIVERSAL BIOSENSORS.
     3.4 UNIVERSAL BIOSENSORS hereby grants to LIFESCAN, and LIFESCAN accepts, a perpetual, royalty-free, paid-up, exclusive, worldwide right and license, with the right to sublicense, in the LIFESCAN Field to make, have made, use, sell under and otherwise exploit in any way the UNIVERSAL BIOSENSORS Know-How and all patent applications directed to UNIVERSAL BIOSENSORS Know-How and any patents issuing therefrom.
     3.5 It is acknowledged by the Parties that, during the Term and thereafter, UNIVERSAL BIOSENSORS will be conducting research and development in one or more of the UNIVERSAL BIOSENSORS’ Fields utilizing LIFESCAN’s Acquired Know-How, LIFESCAN’s Acquired Patents, or both. In the event that, during the Term, UNIVERSAL BIOSENSORS make a Development in any of the UNIVERSAL BIOSENSORS’ Fields that UNIVERSAL BIOSENSORS desires to license or sublicense to third parties in a UNIVERSAL BIOSENSORS’ Field, then during the Term UNIVERSAL BIOSENSORS shall promptly disclose to LIFESCAN in writing full details of such Development.

a.)	Within sixty (60) days after receipt of the full details, LIFESCAN may notify UNIVERSAL BIOSENSORS of its interest in licensing the Development in the Field, in which case UNIVERSAL BIOSENSORS shall enter into good faith negotiations with LIFESCAN regarding such a license and, during the negotiations, shall not offer to any third party a license or negotiate with any third party, worldwide, with respect to the sublicense of that Development in the relevant Field.

b.)	If LIFESCAN fails to notify UNIVERSAL BIOSENSORS of its interest, or if no agreement is reached by the parties within one hundred and twenty (120) days after negotiations begin, then UNIVERSAL BIOSENSORS may offer a license of the Development in the relevant Field to a third party; provided, however, that UNIVERSAL BIOSENSORS shall not enter into a license with a third party on terms more favorable to the third party than those last offered to LIFESCAN. Unless UNIVERSAL BIOSENSORS believes that the terms offered to the third party are clearly less favorable to that party than were the terms last offered to LIFESCAN, UNIVERSAL BIOSENSORS shall seek the advice of a qualified but disinterested expert to determine whether the terms offered to the third party are more or less favorable than those last offered to LIFESCAN.

c.)	Before terms are offered to a third party, it must first be determined that no substantial progress had been made in the Development to be licensed subsequent to the time that the Development was described to LIFESCAN. If substantial progress has been made, then the full details of the progress must first be described and the Development offered to LIFESCAN, as set forth above; provided, however, that in granting a license to the third party when permitted under subparagraph b.), the license may confer automatic rights to enhancements or modifications to Developments without the need to make any further offers to LIFESCAN

     3.6 To enable UNIVERSAL BIOSENSORS to undertake the Program as provided herein, LIFESCAN grants for the duration of the Program and UNIVERSAL BIOSENSORS accepts a limited, royalty-free, non-exclusive license to use the LIFESCAN Acquired Patents and LIFESCAN Acquired Know-How in the LIFESCAN Field for the research and development activities to be carried out in accordance with the Program together with the right to grant a sublicense to UNIVERSAL BIOSENSORS’ subsidiary, Universal Biosensors Pty. Limited (“Subsidiary”), whose facility may undertake the Program as a contractor to UNIVERSAL BIOSENSORS.
a.)	In the event that UNIVERSAL BIOSENSORS grants a sublicense to its Subsidiary, UNIVERSAL BIOSENSORS shall be responsible for obtaining assignments from the employees of the Subsidiary assigning the rights in any intellectual property conceived by the Subsidiary employee in carrying out the Program to UNIVERSAL BIOSENSORS.

b.)	UNIVERSAL BIOSENSORS shall be fully responsible for the performance of the Subsidiary as contractor and sublicensee.
Article 4. Payments.
     4.1 In consideration for the rights, licenses, and options granted herein to LIFESCAN, LIFESCAN shall make payments to UNIVERSAL BIOSENSORS of TWO HUNDRED AND FIFTY THOUSAND DOLLARS US (US $250,000.00) within thirty (30) days of the beginning of each calendar quarter during the Term.
     4.2 Any payments due hereunder shall be payable to UNIVERSAL BIOSENSORS in United States dollars by wire transfer.
Article 5. Infringement.
     5.1 UNIVERSAL BIOSENSORS and LIFESCAN shall each give prompt notice to one another of any infringement of Joint Know-How or UNIVERSAL BIOSENSORS’ Know-How by third parties as may come to its respective knowledge.

     5.2 LIFESCAN shall have the right, but not the obligation, to pursue legal action against infringement of the UNIVERSAL BIOSENSORS’ Know-How or any patent directed to any of the UNIVERSAL BIOSENSORS’ Know-How in the LIFESCAN Field by third parties, including defending any declaratory judgment action. UNIVERSAL BIOSENSORS shall cooperate with LIFESCAN and provide such non-monetary assistance as LIFESCAN may reasonably request in connection with such action. Further, UNIVERSAL BIOSENSORS shall have the right to participate in and be represented by independent counsel in such action at its own expense. LIFESCAN shall incur no liability to UNIVERSAL BIOSENSORS as a consequence of such litigation or any resulting unfavorable decision including any decision holding any patent directed to any of the UNIVERSAL BIOSENSORS’ Know-How invalid or unenforceable.
     5.3 UNIVERSAL BIOSENSORS shall have the right, but not the obligation, to pursue legal action against infringement of the Joint Know-How or any patent directed to any of the Joint Know-How in the UNIVERSAL BIOSENSORS’ Field by third parties, including defending any declaratory judgment action. LIFESCAN shall cooperate with UNIVERSAL BIOSENSORS and provide such non-monetary assistance as UNIVERSAL BIOSENSORS may reasonably request in connection with such action. Further, LIFESCAN shall have the right to participate in and be represented by independent counsel in such action at its own expense. UNIVERSAL BIOSENSORS shall incur no liability to LIFESCAN as a consequence of such litigation or any resulting unfavorable decision including any decision holding any patent directed to any of the Joint Know-How invalid or unenforceable.
Article 6. Confidentiality.
     6.1 All confidential information provided by one Party to the other shall be marked as such and maintained confidential by the recipient during the Term of this Agreement and for a period of three (3) years following termination or expiration of this Agreement. Confidential information may be used by the recipient only for the purposes of the Agreement. Such purposes shall include, without limitation, activities that are necessary for the development and marketing of products. Confidential information disclosed orally by one Party to the other shall be reduced to written form and marked “Confidential” and sent to the other Party within thirty (30) days after the oral disclosure. The receiving Party shall guard all such confidential information with at least the same level of care as it guards its own.
     6.2 Notwithstanding the foregoing, the receiving Party shall be relieved of the confidentiality obligations herein and shall not be prevented by this Agreement from using any information received by it from the disclosing Party if:
a.)	the information was previously known to the receiving Party;

b.)	the information is or becomes generally available to the public through no fault of the receiving Party, including information disclosed as a result of either or both publication or laying open for inspection by the public of any patent applications that the disclosing Party may file;

c.)	the information is acquired in good faith in the future by the receiving Party from a third Party who is not under an obligation of confidence to the disclosing Party with respect to such information; or

d.)	the information independently developed by or for the receiving Party without benefit of confidential information received from the disclosing Party.
     6.3 During the term of this Agreement, UNIVERSAL BIOSENSORS and LIFESCAN each agree not to disclose information that relates to the Program to any third party without prior written consent, which consent shall not be unreasonably withheld; provided, however, that the parties may disclose such information to persons in their respective businesses with a need to know
     6.4 During the Term of this Agreement, UNIVERSAL BIOSENSORS and LIFESCAN each agree not to disclose the specific terms of this Agreement to any third party without prior written consent unless such disclosure: a.) is required by statute, law, or the requirement of any securities exchange to make such disclosure; and b.) confidential treatment of the disclosed terms is requested by the disclosing party.
Article 7. Warranty.
     7.1 UNIVERSAL BIOSENSORS warrants that it has the ability to enter into the Agreement, that there are no outstanding written or oral agreements to which UNIVERSAL BIOSENSORS is a party that are inconsistent with the Agreement, and that it will not, during the Term, enter into any written or oral agreements in conflict with the Agreement. Nothing herein shall constitute a warranty that LIFESCAN can practice the Joint Know-How or UNIVERSAL BIOSENSORS’ Know-How or any Development free from all third party patent rights.
     7.2 UNIVERSAL BIOSENSORS warrants that it has entered into agreements with its employees to assign to UNIVERSAL BIOSENSORS their rights in and to all Joint Know-How, UNIVERSAL BIOSENSORS’ Know-How, and all inventions arising therefrom as well as patents and patent applications directed to such inventions. UNIVERSAL BIOSENSORS also warrants that it will enforce the same to ensure that UNIVERSAL BIOSENSORS has perfected its title to the Joint or UNIVERSAL BIOSENSORS’ Know-How, all inventions arising therefrom, as well as patents and patent applications directed to such inventions. Furthermore, UNIVERSAL BIOSENSORS warrants that: a.) it has caused or will cause all additional personnel performing work pursuant to the Program, including any subcontractors, to execute similar agreements with respect to rights in and to all Joint Know-How, UNIVERSAL BIOSENSORS’ Know-How, and all inventions arising therefrom as well as all patents and patent applications directed to such inventions; and b.) warrants that it will enforce such agreements to ensure that UNIVERSAL BIOSENSORS has perfected its title thereto.
     7.3 LIFESCAN warrants that it has the ability to enter into this Agreement, that there are no outstanding written or oral agreements to which LIFESCAN is a party that are inconsistent with the Agreement, and that it will not, while the Agreement is in force, enter into any written or oral agreement in conflict with the Agreement.
Article 8. Term and Termination.
     8.1 Subject to Section 9.1, this Agreement shall be effective for the Term and shall continue in full force and effect unless terminated by operation of any provision herein. The Term may be extended by the written, mutual agreement of the Parties.
     8.2 If either party to this Agreement materially defaults or materially breaches the terms of this Agreement other than by reason of force majeure, the other party shall have the right to terminate this Agreement by giving written notice to that effect to the defaulting party thirty (30) days in advance of the date of termination specified in the notice. However, if the default or breach is corrected or made good by the party receiving notice within thirty (30) days after the notice of termination has been received, this Agreement shall not be canceled but shall remain in full force and effect.
Article 9. General Provisions.
     9.1 Surviving Provisions. The provisions of paragraphs 2.6d.) through f.) and 2.7d.) through f.), Sections 2.4, 2.5, 3.1, 3.2, 3.3, 3.4 3.5, and 9.10, and Articles 5, 6, and 7 shall survive the expiration or termination of this Agreement.
     9.2 Notice. All communications, reports, payments and notices shall be effective when delivered personally, or sent by facsimile transmission, air courier, or registered or certified mail, return receipt requested, and addressed as follows:
     If to UNIVERSAL BIOSENSORS:
Beth Hughes
Venable Attorneys at Law

8010 Towers Crescent Drive
Suite 300
Vienna, Virginia 22181
USA
With a copy to:
Mr. Denis Hanley
Fax: 612 4365 5872

If to LIFESCAN:	LIFESCAN, INC.
1000 Gibraltar Drive
Milpitas, CA 95035
Attn: President
Fax No.: (408) 956-4701

With copy to:	Chief Patent Counsel
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, N.J. 08933
9.3	Assignment. The rights and obligations in and to this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors and assigns. Neither party may assign this Agreement without the prior written consent of the other party, except

a.) LIFESCAN may freely assign his Agreement in whole or in part to an Affiliate or to a successor in the entire business to which this Agreement pertains;

b.) UNIVERSAL BIOSENSORS, at the end of the Term, may freely assign the benefit of this Agreement as part of the sale of the whole or part of its business;

c.) LIFESCAN, prior to the end of the Term, shall not unreasonably withhold its consent to an assignment as part of the sale of the whole or part of UNIVERSAL BIOSENSORS’ business.
. Any attempted assignment or transfer of such rights or obligations without such consent, except as provided herein, shall be void and shall automatically terminate all rights of the party attempting to do so under this Agreement.
     9.4 Integration. It is the mutual desire and intent of LIFESCAN and UNIVERSAL BIOSENSORS to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertaking as provided herein. Both LIFESCAN and UNIVERSAL BIOSENSORS acknowledge and agree (a) that no representation or promise not expressly contained in this Agreement has been made by the other party hereto or by any of its agents, employees, representatives or attorneys; (b) that such Agreement is not being entered into on the basis if, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and (c) that each party has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which precede the execution of this Agreement
     9.5 Entire Understanding. This Agreement represents the entire understanding between UNIVERSAL BIOSENSORS and LIFESCAN with respect to the subject matter in this Agreement, and supersedes any and all implied or express understandings, agreements or obligations between the parties with respect thereto whether written or oral.
     9.6 Undertakings by LIFESCAN. LIFESCAN makes no representation or warranty that LIFESCAN or an Affiliate will market any product resulting from the

Program or that, if LIFESCAN or an Affiliate does market a product, such product will be the exclusive means by which LIFESCAN or an Affiliate will participate in the LIFESCAN Field or any other Field.
     9.7 Force Majeure. Neither party shall be liable for failure to perform as required by any provisions of this Agreement where such failure results from a cause beyond such party’s control, such as acts of God, regulation or other acts of civil or military authority, required approval of government bodies, fires, strikes, floods, epidemics, quarantine restrictions, riot, delays in transportation and inabilities due to causes beyond such party’s control to obtain necessary labor, materials, or manufacturing facilities. In the event of any delay attributable to any of the foregoing causes, the time for performance affected thereby shall be extended for a period equal to the time lost by reason of such delay.
     9.8 No Waiver. The waiver by either party, whether express or implied, of any provisions of this Agreement, or of any breach or default of either party, shall not be construed to be a continuing waiver of such provision, or of any succeeding breach or default, or a waiver of any other provisions of this Agreement.
     9.9 Inoperability and Reform. In the event that any term or provision of this Agreement shall be inoperable either by operation of law or otherwise, the remainder of this Agreement shall remain in full force and effect, and the parties shall negotiate in good faith to revise the provision in question to accomplish the original intent of the parties.
     9.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the validity, inducement, or breach thereof, shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then pertaining (available at www.adr.org), except where those rules conflict with this provision, in which case this provision controls. Any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitrator shall be an attorney who has at least 15 years of experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction. He shall be selected within ten days of commencement of the arbitration from the AAA’s National Roster of Arbitrators pursuant to agreement or through selection procedures administered by the AAA. The arbitration shall be held in San Francisco, California and in rendering the award the arbitrator must apply the substantive law of New York (except where that law conflicts with this clause), except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. Within 45 days of initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrator. Failing such agreement, the AAA will design and the parties will follow procedures that meet such a time schedule. Each party has the right before or, if the arbitrator cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEYS’ FEES OR COSTS.
     9.11 Restriction of Distribution of This Agreements. This Agreement shall not be distributed to persons other than those personnel or LIFESCAN, Affiliates, and UNIVERSAL BIOSENSORS who have a need to know its contents and those whose knowledge of its contents will facilitate performance of the obligations of the parties under the Agreement, other than as may be required in medical emergency, or by statute, law, regulation or judicial order.

9.12	Choice of Law. The interpretation, validity, and performance of this Agreement shall be governed by the laws of the State of New York, except for such laws directing application of the laws of another jurisdiction.
     9.13 No Publicity. Neither party will originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement, to any amendment hereto or to performance hereunder or the existence of an arrangement between the parties, without the prior written approval of the other party except as required by statute, law. Regulation, or judicial order. However, if such disclosure is required by statute, law, regulation or judicial order the disclosing party shall give reasonable prior notice of such disclosure to the other party and give such other party an opportunity to review and approve the disclosure. Neither party shall use the name of the other party in any promotional materials or advertising without the prior express written permission of such other party.
     IN WITNESS WHEREOF, LIFESCAN and UNIVERSAL BIOSENSORS have caused these presents to be signed.

LIFESCAN, INC.		UNIVERSAL BIOSENSORS

By:	/a/ Eric P. Milledge	By:	/s/ Denis Hanley

Name:	Eric P. Milledge	Name:	Denis Hanley

Title:	Company Group Chairman	Title:	Director

EXHIBIT A

EXHIBIT B
1.	Enhancements in performance for a less than 5 second assay, which assay is to be described by LIFESCAN (the “Assay”), the enhancements to include greater hematocrit performance and temperature range.

2.	Reduction in Assay volume below 0.5 μl.

3.	Interfacing on an electrochemical sensor moiety to a sample collection moiety to permit regular, programmed sensing of glucose concentration from a single sampling source.

4.	Reduction of the number of steps required to generate a result through the integration of various sensor, handling, sample collection, and quality control requirements.

5	Use of second mediators and the like as a means to reduce the quantities of PQQ-GDH enzyme required for the Assay.

6.	Evaluation of alternate PQQ-GDH enzymes for greater sensitivity and specificity.

7.	Use of technology to measure signals generated from other assay configurations including, without limitation, immunoassays and competitive binding assays.

8.	Development of other diagnostic tests useful in the LIFESCAN Field.

9.	Development of manufacturing methodology useful in the LIFESCAN Field, but which may also be useful in UNIVERSAL BIOSENSORS’ Field.

EXHIBIT C
Australia
Canada
EPO:
France
Germany
Italy
Netherlands
Spain
United Kingdom
Japan
United States